Exhibit 10.8.1

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K due to personal privacy concerns. Redacted information is indicated by: [***]

CONSULTING AGREEMENT: President

THIS AGREEMENT is dated as of Oct. 1, 2021, the “Effective Date”

BETWEEN:

ProMIS Neurosciences Inc., a corporation existing under the federal laws of Canada with a registered address at 1920 Yonge St., Suite 200, Toronto, Ontario, M4S 3E2

(the “Company”)

AND:

Elliot Goldstein, MD (the “Consultant”), with an
address at [***]

WHEREAS:

A. The Company wishes to engage the Consultant as President;

IN CONSIDERATION OF the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties agree as follows:

PROVISION OF SERVICES

1.                            Services. Commencing on Oct.1, 2021 (the “Start Date”), the Consultant will perform for the Company (as an independent contractor and not as employee, agent, partner or joint venturer) the services described in Schedule A (collectively, the “Services”). Schedule A forms an integral part of this Agreement and is hereby incorporated by reference.

2.                             Quality of Service. The Consultant represents, warrants, and covenants that it will (and will cause the Consultant Representatives to) a) perform the Services in a timely, competent and professional manner in accordance with the standards and practices commonly expected of qualified and experienced providers of similar services, (b) perform the Services in compliance with all applicable laws, rules, ordinances and regulations that are now applicable to the Consultant, the Consultant Representatives or the Services, whether federal, state, provincial, municipal or otherwise, and (c) at all times act in the best interests of the Company and perform the Services in a faithful manner to the best ability of the Consultant and each of the Consultant Representatives.

3.                            Subcontracting and Assignment. The Consultant will not, without the prior written consent of the Company (which consent the Company may in its sole discretion withhold), subcontract, delegate or otherwise assign any or all of the Consultant’s obligations under this Agreement.

TERM AND TERMINATION

4.                             Term. The term of this Agreement will be from the effective date through Sept.30, 2022. This contract may be renewed for a subsequent period or periods of twelve months or more, upon mutual consent of both parties. This agreement may be terminated by either Party, as described in Schedule A. Effect of Termination. If this Agreement is terminated as provided herein, the Company’s sole liability shall be to pay the Consultant for all properly performed Services to the effective date of termination and neither the Consultant nor the Consultant Representatives will have any other claim for compensation, losses, costs or damages of any nature or kind based on such termination, other than those described in section A4 (d). All obligations and rights that, by their nature, are intended to survive the termination or expiration of this Agreement will so survive.

5.                             FEES AND EXPENSES

Fees and Expenses.

a)	In consideration for performing the Services, the Company will pay the Consultant a monthly fee of $10,000.00 (ten thousand US dollars). The Company will reimburse the Consultant in accordance with its normal policies and practices for the Consultant’s reasonable, out-of- pocket expenses or disbursements actually and necessarily incurred or made by the Consultant in connection with the performance of the Services (collectively, “Expenses”). All reasonable business-related expenses will be reimbursed upon submission of receipts and expense reimbursement request. Any individual expense exceeding US $500.00 (five hundred US dollars) requires advance written approval from ProMIS Neurosciences. During the contract term, it is understood that the Consultant shall be available for the requirements of ProMIS to achieve the objectives set out in Appendix A. During the contract term, after a transition period expected to be two months, it is also understood that the Consultant will devote, on average over any calendar month, 100% of his time to achieve the Objectives set forth in Appendix A.

6.                             Taxes and Benefits. The Consultant represents, warrants and covenants that the Consultant is acting and will act only as independent contractor (and, in any event, never as an employee of the Company). The Consultant acknowledges and agrees that, in its performance under this Agreement, neither the Consultant nor either Consultant Representative, will be entitled to any employee-like benefits or any direct or indirect compensation other than that expressly set out in this Agreement. The Consultant will, as an independent contractor, collect and/or remit as required, all amounts, and will register with any workers’ compensation entities or other governmental bodies, and deal with all tax and other requirements, and satisfy all applicable compliance requirements, as required or permitted under law by all municipal, provincial, state or federal governments. The Consultant agrees that the Company will not be responsible for registering under any workers’ compensation legislation or for withholding or remitting any amounts for income taxes, social security taxes, (un)employment insurance, or other deductions that would be required in an employment relationship in any jurisdiction.

CONFIDENTIALITY AND RESTRICTIVE COVENANTS

7.                             Definitions. In this Agreement,

(a)                “Company Entities” means the Company and its subsidiary, parent and affiliate corporations, to the extent that such reference does not require any subsidiary party to be added as a party to this Agreement other than as a third party beneficiary, each of whom will be expressly deemed an intended third party beneficiary of this Agreement and will have the right to enforce the terms and conditions of this Agreement; and

(b)                “Confidential Information” means all information in any form (including all electronic, magnetic, physical, intangible, visual and oral forms) and whether or not such information has been marked or indicated as confidential, that is known, held, used or disclosed by or on behalf of the Company Entities in connection with its business, and that, at the time of its disclosure: (i) is not available or known to the general public; (ii) by its nature or the nature of its disclosure, would reasonably be determined to be confidential; or (iii) is marked or indicated as proprietary or confidential; and includes patent applications, trade secrets, technology, know-how, technical information, supplier and customer information (whether past, present, future and prospective), strategic plans, financial information, marketing information, information as to business opportunities, strategies and research and development, consultation records and plans, communications, meetings, conversations, surveys, third party data and studies.

8.                            Confidentiality. In connection with the Consultant’s performance under this Agreement, the Company has furnished or may furnish to the Consultant, or the Consultant may acquire, develop or conceive of, Confidential Information, all of which the Consultant will treat strictly in accordance with this Agreement. For greater clarity, the parties hereby acknowledge and agree that Confidential Information can encompass information regardless of whether it was disclosed prior to the date of this Agreement or after. In connection with this,

(a)                Obligations—at all times during and after this Agreement (subject to §8(b)), the Consultant will protect the Confidential Information using a reasonable degree of care, and will take all reasonable steps to safeguard the Confidential Information from unauthorized disclosure, and without limiting the foregoing will not, directly or indirectly, (i) copy or reproduce any of the Confidential Information, (ii) use any Confidential Information09 for any purpose other than the proper performance of the Consultant’s duties, or (iii) subject to §8(c), disclose any of the Confidential Information except strictly to those of the Company’s directors, officers, consultants, attorneys, accountants, advisors and personnel to whom disclosure is necessary to carry out the Consultant’s duties,

(b)                Exceptions—this §8 imposes no obligation upon any person with respect to any information or part thereof that the Consultant can establish that, other than as a result of a breach of this Agreement, (i) was in the Consultant’s possession prior to entering into this Agreement without any restriction of confidentiality owed to any Company Entity, (ii) is or becomes generally available to the public rightfully without restrictions of confidentiality, or (iii) becomes available to the Consultant after the term of this Agreement from a third party (other than any Company Entity) who has no obligation of confidentiality with respect thereto,

(c)                Required Disclosures—if the Consultant is requested or required (including, without restriction, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other similar process) by any law to disclose any Confidential Information, he may disclose strictly that Confidential Information for which disclosure is required to comply with any such applicable law, provided that the Consultant (i) unless prohibited by such applicable law, provides the Company with written notice as soon as practicable in the circumstances so that the Company may contest the disclosure or seek an appropriate protective order, and (ii) cooperates reasonably and in good faith with the Company in its efforts to prevent, restrict or contest such required or requested disclosure.

(d)                Acknowledgement—the Consultant acknowledges and agrees that the right to maintain the confidentiality of Confidential Information, and the right to preserve the Company’s goodwill therein, constitute proprietary rights which the Company is entitled to protect.

9.                            Intellectual Property. Both parties agree that intellectual property including all inventions and discoveries arising from the consulting services and activities of the Consultant shall be the property of ProMIS Neurosciences. Consultant agrees to promptly assign patents to ProMIS upon request.

10.                         No Liability. In no event will the Company or its Company Entities be liable for any claims made by the Consultant, the Consultant Representatives or any third party for any special, indirect, incidental, or consequential damages in connection with this Agreement, whether for negligence or breach of contract, including without limitation loss of business opportunities, profits or revenues, and whether or not the possibility of such damages or loss of opportunities, profits or revenues has been disclosed by the Consultant in advance or could have been reasonably foreseen by the Company. The Company’s liability for any and all direct damages in connection with this Agreement will not, in any event, in aggregate exceed the total fees actually paid or payable to the Consultant for the Services performed under the terms of this Agreement.

11.                           Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions will not be affected.

12.                           Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein without reference to its conflict of laws principles.

13.                           Notice. Every notice, request, demand or direction (each, for the purposes of this section, a “notice”) to be given pursuant to this Agreement by either party to another will be in writing and will be delivered or sent by registered or certified mail postage prepaid and mailed in any government post office or by email, or other similar form of written communication, in each case, addressed as above or to another address as notified hereunder from time to time.

14.                          Interpretation. In this Agreement, (a) “§” means a section, subsection, paragraph or subparagraph of this Agreement and “Part” means a captioned part of this Agreement, (b) any word in this Agreement is deemed to include the masculine, feminine, neuter, singular or plural form thereof as the context so required, (c) the captions and headings used in this Agreement are for convenience only and do not constitute substantive matter and are not to be construed as interpreting the contents of this Agreement, and (d) the word “including” is not limiting (whether or not non-limiting language such as “without limitation” or “but not limited to” or other words of similar import are used with reference thereto).

15.                          Entire Agreement. This Agreement, including all Schedules hereto, forms the entire agreement among the parties and supersedes all prior agreements, proposals or communications relative to the subject matter of this Agreement. Amendments to or waivers of this Agreement will be effective only if in writing and signed by authorized representatives of all parties. Unless otherwise expressly stated, if there is any necessary conflict between any of the terms of this Agreement and Schedules to this Agreement, this Agreement will take precedence.

16.                           Acceptance. This Agreement is executed effective as of the day and year first above written and may be executed in counterparts, each of which will constitute an original and all of which taken together will constitute one and the same instrument, and delivery of the counterparts may be effected by means of electronic transmission. The reproduction of signatures by electronic transmission will be treated as binding as if originals

ProMIS Neurosciences Inc.

Per:
Eugene Williams, Executive Chairman

Elliot Goldstein, MD

Per:
Consultant

SCHEDULE A

SERVICES

A1.                          Services (Scope of Work).

The consultant, reporting to the Executive Chairman, will perform the role of President. This work will include oversight of ProMIS activities in Human Resources, Investor and Public Relations and Intellectual Property,

A2.                         Location. The parties expect that Elliot Goldstein will generally perform the Services from his residence in Henderson, NV, or on occasion at the Company’s offices at CIC. However, the Company may require that the Consultant travel from time to time (such travel to be reimbursed in accordance with the provisions of this Agreement).

TERM

A3.                         Term. The term of this Agreement will commence on the Effective Date and will continue until terminated earlier in accordance with §A4.

A4.                          Termination. This Agreement may be terminated as follows:

(a)                by the Consultant for any reason at any time upon thirty (30) days’ written notice to the Company, which the Company may abridge or waive in its sole discretion;

 (b)                by the Consultant immediately upon notice if the Company has materially breached this Agreement and such breach remains uncured after fifteen (15) days’ written notice from the Consultant to the Company describing the reasonable particulars of such breach;

(c)                by the Company immediately upon written notice if the Consultant has materially breached this Agreement and such breach remains uncured after fifteen (15) days’ written notice from the Company to the Consultant describing the reasonable particulars of such breach;

(d)                by the Company in circumstances where §A4(c) does not apply, for any reason at any time upon thirty (30) days’ written notice to the Consultant; in which event the consultant would be owed 6 months severance pay, paid monthly

(e)                automatically upon the death or permanent disability of one of the Consultant’s Representatives; or

(f)                 upon the written, mutual agreement of both parties.

A5.                          Taxes. From time to time, the Consultant will advise the Company of the Consultant’s applicable sales or service tax registration numbers and will be responsible for collecting from the Company and remitting all applicable excise, sales, goods and services, and use taxes imposed by any federal, state, provincial, municipal or other governmental authority (each an “Applicable Tax”) on the Services. The Company will pay all such Applicable Taxes to the Consultant. The Consultant will be responsible for an error or omission of Applicable Taxes and will promptly indemnify the Company for any liability the Company incurs as a result of such error or omission by the Consultant.